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                                                                 EXHIBIT 23.01

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 5, 1997 (except with respect to the matter discussed in Note 15, as to which the date is June 17, 1997) and to all references to our Firm included in or made a part of this Form S-4 registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Chicago, Illinois
August 28, 1997